Exhibit 99.1

Investor Relations Contact

Michelle Ahlmann, 650.603.5464

Public Relations Contact

Dave Peterson, 650.603.5231

MERCURY INTERACTIVE CORPORATION REPORTS SECOND QUARTER RESULTS

•	Revenue of $207.1 million; Growth of 30% versus Q2 2004

•	Net decrease in Deferred Revenue of $1.5 million

•	Earnings Per Share: $0.19 GAAP (Subject to reduction after likely restatement); $0.37 Non-GAAP

•	Cash Flow from Operations: $47.7 million

MOUNTAIN VIEW, CALIF., — JULY 28, 2005 — Mercury Interactive Corporation (NASDAQ: MERQ), the global leader in business technology optimization (BTO), today announced financial results for the second quarter ended June 30, 2005.

Revenue for the second quarter of 2005 was $207.1 million, an increase of 30 percent compared to $159.0 million reported in the second quarter of 2004.

Deferred revenue for the second quarter of 2005 decreased by $1.5 million from the first quarter of 2005 to a balance of $415.5 million. The deferred revenue balance was impacted approximately by a $7.6 million decrease resulting from foreign exchange fluctuations as compared to the prior quarter. Cash generated from operations for the second quarter of 2005 was $47.7 million compared to $41.1 million in the second quarter of 2004.

“We did not meet all of our targets in Q2, primarily due to a shortfall in Europe,” said Amnon Landan, chairman and CEO at Mercury. “We have already taken proactive action to capitalize on our market opportunities in Europe. Demand for our solutions continues to be robust and I believe Mercury is one of the best positioned companies in the enterprise technology market.”

LIKELY RESTATEMENT RELATED TO STOCK-BASED COMPENSATION

As previously disclosed, in response to an informal inquiry initiated by the SEC, Mercury’s Board of Directors established a Special Committee consisting of disinterested members of the Audit Committee to conduct an internal investigation

Mercury Interactive Corporation Reports Second Quarter 2005 Results	Page 2

relating to past stock option grants. The Special Committee is being assisted by independent outside legal counsel and accounting experts. The Special Committee has not yet completed its work or reached final conclusions. The Special Committee has, however, reached a preliminary conclusion that the actual date of determination for certain past stock option grants differed from the stated grant date for such awards, which would result in additional charges to Mercury for stock-based compensation expenses. The Special Committee is continuing its investigation. Based on the Special Committee’s preliminary determination, Mercury believes, but has not yet concluded, that (i) such charges are likely to be material and (ii) accordingly, it is highly likely that Mercury will need to restate its historical GAAP financial statements, including those contained in this press release, and adjust the GAAP guidance in this press release to take into account additional charges for stock-based compensation expenses. Any such charges would have the effect of decreasing GAAP earnings and retained earnings figures contained in Mercury’s historical GAAP financial statements and this press release. Mercury does not believe that the restatement, if required, would have an impact on its historical revenues, cash position, non-stock option related operating expenses or non-GAAP information included in this press release.

GAAP RESULTS

Net income for the second quarter of 2005 was $18.6 million, or $0.19 per diluted share, compared to $11.6 million, or $0.11 per diluted share, for the same period a year ago. Such net income and earnings per share for the 2005 and 2004 periods do not take into account the effects of the likely restatement referred to above.

Diluted earnings per share was calculated taking into consideration the issuance of EITF 04-08, “Effect of Contingently Convertible Debt on Diluted Earnings per Share.” Net income was adjusted for debt related costs on an ‘as if’ converted basis by $0.4 million for the quarter. Fully diluted shares were 99.8 million shares for the quarter ended June 30, 2005. Previously reported net income and diluted earnings per share for the second quarter ended June 30, 2004 have also been restated based on the effect of EITF 04-08.

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NON-GAAP RESULTS

Non-GAAP net income for the second quarter of 2005 was $36.7 million, or $0.37 per diluted share, compared to $22.0 million, or $0.21 per diluted share, for the same period a year ago. Non-GAAP results for the second quarter of 2005, as presented in the attached reconciliation table, exclude the following items: stock-based compensation and amortization of intangibles related primarily to previous acquisitions of $3.9 million (such stock-based compensation would be further increased as a result of the likely restatement referred to above); the impairment of Allerez intangible asset of $0.6 million; the impairment of certain technology related to a license from Motive, Inc. of $15.4 million; expenses incurred from the special committee investigation and the SEC inquiry of $0.9 million; and related tax effect of the items above.

Based on the effect of EITF 04-08, non-GAAP net income and fully diluted shares were also adjusted in the calculation of diluted earnings per share by the same amounts GAAP diluted earnings per share were adjusted. In addition, previously reported non-GAAP net income and diluted earnings per share for the second quarter ended June 30, 2004 have been restated.

FINANCIAL OUTLOOK

The following financial outlook is provided based on information as of July 28, 2005 and management assumes no duty to update this guidance.

Management provides the following guidance for the third quarter of 2005:

•	Revenue for the third quarter is expected to be in the range of $205 million to $215 million;

•	Non-GAAP operating margin for the third quarter is expected to be in the range of 17 percent to 18 percent;

•	GAAP diluted earnings per share for the third quarter is expected to be in the range of $0.17 to $0.22 (such diluted earnings per share forecast does not take into account the effects of the likely restatement referred to above);

•	Non-GAAP diluted earnings per share for the third quarter is expected to be in the range of $0.31 to $0.35; and

Mercury Interactive Corporation Reports Second Quarter 2005 Results	Page 4

•	Fully diluted shares outstanding for the third quarter is expected to be in the range of 99 million to 101 million, which takes into consideration the issuance of EITF 04-08, “Effect of Contingently Convertible Debt on Diluted Earnings per Share” (such fully diluted shares outstanding forecast does not take into account the effects of the likely restatement referred to above).

Non-GAAP guidance for the third quarter of 2005 is adjusted from GAAP guidance to exclude the following items: stock-based compensation and amortization of intangible assets related primarily to previous acquisitions of $3.9 million (such stock-based compensation would be further increased as a result of the likely restatement referred to above); expenses expected to be incurred from the special committee investigation and the SEC inquiry of approximately $6.5 million; restructuring and severance charges of $4.2 million to $5.2 million; and related tax effects of the items above.

Management updates the full year 2005 guidance as provided on February 2, 2005:

•	New order growth (revenue plus change in deferred) for the full year is expected to be in the range of 13 percent to 16 percent;

•	Revenue growth for the full year is expected to be in the range of 23 percent to 27 percent;

•	Non-GAAP operating margin for the full year is expected to be in the range of 19 percent to 20 percent; and

•	Management will not provide full year cash from operations guidance at this time.

Management updates the full year 2005 guidance as provided on April 20, 2005:

•	GAAP diluted earnings per share for the full year is expected to be in the range of $1.01 to $1.07 (such diluted earnings per share forecast does not take into account the effects of the likely restatement referred to above); and

•	Non-GAAP diluted earnings per share for the full year is expected to be in the range of $1.45 to $1.50.

Mercury Interactive Corporation Reports Second Quarter 2005 Results	Page 5

Non-GAAP guidance for 2005 is adjusted from GAAP guidance to exclude the following items: stock-based compensation and amortization of intangible assets related primarily to previous acquisitions of $15.6 million (such stock-based compensation would be further increased as a result of the likely restatement referred to above); a gain on investments of $1.0 million; a net loss on investment in non-consolidated companies and warrant of $0.3 million; a gain on a sale of vacant facilities of $0.3 million; the impairment of Allerez intangible asset of $0.6 million; the impairment of certain technology related to a license from Motive, Inc. of $15.4 million; expenses expected to be incurred from the special committee investigation and the SEC inquiry of approximately $13.5 million; restructuring and severance charges of $4.2 million to $5.2 million; and related tax effect of the items above.

QUARTERLY CONFERENCE CALL

Mercury will host a conference call to discuss second quarter results at 2:00 p.m. Pacific Time today. A live Webcast of the conference call, together with supplemental financial information, can be accessed through the company’s Investor Relations Web site at http://www.mercury.com/ir. In addition, an archive of the Webcast can be accessed through the same link. An audio replay of the call will be available until midnight on August 3, 2005. The audio replay can be accessed by calling 888-203-1112 or 719-457-0820, conference call code: 4140628.

ABOUT MERCURY

Mercury Interactive Corporation (NASDAQ: MERQ), the global leader in business technology optimization (BTO), is committed to helping customers optimize the business value of information technology. Founded in 1989, Mercury conducts business worldwide and is one of the fastest growing enterprise software companies today. Mercury provides software and services for IT Governance, Application Delivery, and Application Management. Customers worldwide rely on Mercury offerings to govern the priorities, processes and people of IT and test and manage the quality and performance of business-critical applications. Mercury BTO offerings are complemented by

Mercury Interactive Corporation Reports Second Quarter 2005 Results	Page 6

technologies and services from global business partners. For more information, please visit www.mercury.com.

FORWARD LOOKING STATEMENTS

The press release contains “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties concerning Mercury’s expected financial performance, as well as Mercury’s future business prospects and product and service offerings. Mercury’s actual results may differ materially from the results predicted or from any other forward-looking statements made by, or on behalf of, Mercury and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among other things: 1) the results of the Special Committee investigation and the informal SEC inquiry; 2) charges for the write down of certain technology assets and costs incurred by Mercury in connection with the Special Committee investigation and the SEC inquiry; 3) the mix of perpetual and term licenses and the effect of the timing of the recognition of revenue from products sold under term licenses; 4) Mercury has historically received a substantial portion of its orders at the end of the quarter and if an order shortfall occurred at the end of a quarter it could negatively impact its operating results for that quarter; 5) the expected effect of foreign exchange movements; 6) the amount of restructuring charges to be incurred by Mercury; 7) dependence of Mercury’s financial growth on the continued success and acceptance of its existing and new software products and services, and the success of its BTO strategy; 8) the impact related to the expensing of stock options and stock purchases under Mercury’s employee stock purchase program under Financial Accounting Standards Board’s Statement 123 including, without limitation, the impact of the likely restatement referred to above; 9) the impact of any acquisitions or business combinations and uncertainties related to the integration of products and services, employees and operations as a result of acquisitions; 10) the ability to attract and retain key personnel; 11) intense competition for Mercury’s products and services; and 12) the additional risks and important factors described in Mercury’s SEC reports, including the Annual Report to Stockholders on Form 10-K for the fiscal year ended December 31, 2004, and the Quarterly Report on

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Form 10-Q for the fiscal quarter ended March 31, 2005, which are available at the SEC’s website at www.sec.gov. All of the information in this press release is made as of July 28, 2005, and Mercury undertakes no duty to update this information.

NON-GAAP FINANCIAL INFORMATION

The Company’s management uses the non-GAAP results in its own evaluation of performance and as an additional baseline for assessing the future earnings potential of the Company. The Company’s management also uses the non-GAAP results for budget planning purposes on a quarterly basis and for determining executive compensation.

Non-GAAP results are not to be considered in isolation and are not in accordance with, or a substitute for, GAAP results and may be different from similar measures used by other companies, even if similar terms are used to identify such measures. Although the Company’s management finds its non-GAAP results useful in evaluating the performance of its business, its reliance on these measures is limited because items excluded from such measures often have a material impact on the Company’s net income and net income per share calculated in accordance with GAAP. Therefore, the Company’s management typically uses its non-GAAP results in conjunction with GAAP results, to address these limitations. Investors should also consider these limitations when evaluating the results of the Company.

While the GAAP results are more complete, the Company prefers to allow investors to have this supplemental measure since, with the reconciliation from non-GAAP to GAAP financial information; it may provide additional insight into its financial results. For example, the non-GAAP results provide an indication of the Company’s baseline performance before the effects of business combination adjustments and other charges that are considered by management to be outside of the Company’s core operational results. The Company believes that presenting the non-GAAP results provides investors with an additional tool for evaluating the performance of the Company’s business, particularly on a comparative basis from period to period. The non-GAAP financial measures are presented by the Company in order to give investors further information

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about historical and expected results and increase their ability to compare financial information from period to period.

###

Editor’s Note

Tables Attached: Condensed Consolidated Statements of Operations, Condensed Consolidated Balance Sheets, Condensed Consolidated Statements of Cash Flows, Table of Reconciliation from GAAP to Non-GAAP.

Mercury, Mercury Interactive and the Mercury logo are trademarks of Mercury Interactive Corporation and may be registered in certain jurisdictions. Other product and company names are used herein for identification purposes only, and may be trademarks of their respective companies.

MERCURY INTERACTIVE CORPORATION

379 N. Whisman Road

Mountain View, CA 94043

Tel: (650) 603-5200 Fax: (650) 603-5300

www.mercury.com

Mercury Interactive Corporation Reports Second Quarter 2005 Results	Page 9

MERCURY INTERACTIVE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2005	2004	2005	2004
Revenues:
License fees	$79,389	$59,942	$150,100	$117,515
Subscription fees	45,348	34,628	91,300	70,535

Total product revenues	124,737	94,570	241,400	188,050
Maintenance fees	59,848	48,143	116,422	95,032
Professional service fees	22,477	16,334	48,002	32,771

Total revenues	207,062	159,047	405,824	315,853

Costs and expenses:
Cost of license and subscription	11,715	9,883	22,584	19,702
Cost of maintenance	4,520	3,952	8,762	7,544
Cost of professional services	23,013	14,855	44,085	28,398
Cost of revenue—amortization of intangible assets	2,506	2,402	5,012	5,007
Marketing and selling	88,588	76,248	175,507	150,211
Research and development	22,759	17,763	41,589	35,049
General and administrative	17,932	12,024	35,270	24,269
*Stock-based compensation	55	183	172	392
Integration and other related charges	—	1,131	—	2,110
Amortization of intangible assets	1,353	1,342	2,706	2,677
Loss on intangible and other assets	15,998	—	15,998	—
Excess facilities charge	—	9,178	—	9,178

Total costs and expenses	188,439	148,961	351,685	284,537

*Income from operations	18,623	10,086	54,139	31,316
Other income, net	4,889	3,352	8,135	6,596

*Income before provision for income taxes	23,512	13,438	62,274	37,912
*Provision for income taxes	4,883	1,827	12,206	7,393

*Net income	$18,629	$11,611	$50,068	$30,519

*Net income per share (basic)	$0.21	$0.13	$0.58	$0.33

*Adjusted net income per share (diluted)	$0.19	$0.11	$0.51	$0.29

Weighted average common shares (basic)	86,767	92,448	86,247	91,949

Weighted average common shares and equivalents (diluted)	99,779	107,910	99,589	107,679

Reconciliation of Net Income to Adjusted Net Income for Diluted Net Income per Share Calculation:
*Net income	$18,629	$11,611	$50,068	$30,519
Debt expense, net of tax	360	359	717	717

*Adjusted net income for diluted net income per share calculation	$18,989	$11,970	$50,785	$31,236

* The amounts reflected for this line, for all periods presented, do not take into account the effects of the likely restatement.

Certain reclassifications have been made to the prior balances to conform to the current presentation.

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MERCURY INTERACTIVE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	June 30, 2005	December 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$717,914	$182,868
Short-term investments	173,155	447,453
Trade accounts receivable, net	181,225	224,011
*Deferred tax assets, net	10,140	10,140
Prepaid expenses and other assets	61,611	76,382

Total current assets	1,144,045	940,854

Long-term investments	421,573	508,120
Property and equipment, net	79,268	78,415
Investments in non-consolidated companies	12,899	13,031
Debt issuance costs, net	9,404	11,258
Goodwill	395,439	395,439
Intangible assets, net	30,086	38,452
Restricted cash and investment	6,373	6,000
Interest rate swap	1,465	4,832
Other assets	23,256	23,549

Total assets	$2,123,808	$2,019,950

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$13,774	$20,008
Accrued liabilities	114,342	128,997
*Income taxes, net	78,760	65,578
Short-term deferred revenue	319,925	312,115

Total current liabilities	526,801	526,698
Convertible notes	801,104	804,483
Long-term deferred revenue	95,545	102,205
*Long-term deferred tax liabilities, net	606	3,192
Other long-term payables, net	3,851	2,386

Total liabilities	1,427,907	1,438,964

Stockholders' equity:
Common stock	174	170
*Additional paid-in capital	655,648	599,976
Treasury stock	(348,249)	(348,249)
Notes receivable from issuance of common stock	(2,851)	(4,173)
Unearned stock-based compensation	(395)	(608)
Accumulated other comprehensive loss	(5,546)	(13,182)
*Retained earnings	397,120	347,052

Total stockholders' equity	695,901	580,986

Total liabilities and stockholders' equity	$2,123,808	$2,019,950

* The amounts reflected for this line, for all periods presented, do not take into account the effects of the likely restatement.

Certain reclassifications have been made to the December 31, 2004 balances to conform to the June 30, 2005 presentation.

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MERCURY INTERACTIVE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2005	2004	2005	2004
Cash flows from operating activities:
*Net income	$18,629	$11,611	$50,068	$30,519
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,051	5,177	11,875	10,092
Sales reserve	1,142	(479)	1,746	(242)
Unrealized loss (gain) on interest rate swap	10	62	(11)	18
Amortization of intangible assets	3,859	3,744	7,718	7,684
*Stock-based compensation	55	183	172	392
Loss (gain) on investments in non-consolidated companies	(141)	—	(4)	455
Loss on intangible and other assets	15,998	—	15,998	—
Loss (gain) on disposals of assets	(1)	—	(302)	275
Gain on sale of available-for-sale investment	(4)	(336)	(4)	(336)
Gain on investment	—	—	(994)	—
Unrealized loss (gain) on warrant	166	(60)	303	(392)
Facilities impairment	—	9,178	—	9,178
*Tax benefit from employee stock options	—	1,592	—	1,592
*Deferred income taxes	(1,302)	(1,707)	(2,585)	(2,992)
Changes in assets and liabilities, net of effect of acquisitions:
Trade accounts receivable	(3,671)	(21,959)	36,768	(4,306)
Prepaid expenses and other assets	(10,258)	(7,073)	(5,139)	(8,580)
Accounts payable	(3,138)	(325)	(5,925)	646
Accrued liabilities	7,975	14,650	(13,523)	5,128
Income taxes	6,504	(788)	13,200	5,239
Deferred revenue	4,445	26,662	8,983	46,657
Other long-term payables	1,393	1,001	1,466	2,057

Net cash provided by operating activities	47,712	41,133	119,810	103,084

Cash flows from investing activities:
Maturities of investments	797,123	117,324	1,104,132	280,905
Purchases of held-to-maturity investments	(783,101)	(145,346)	(1,080,548)	(332,592)
Proceeds from sale of available-for-sale investments	35,617	342,981	394,093	599,681
Purchases of available-for-sale investments	—	(322,768)	(62,375)	(657,797)
Decrease in restricted cash, net	5,840	—	5,840	—
Distribution from investment in non-consolidated company	958	—	958	—
Proceeds from return on investment in non-consolidated company	—	—	350	1,525
Purchases of investments in non-consolidated company	(375)	(750)	(1,125)	(1,500)
Cash paid in conjunction with the acquisition of Kintana	—	(93)	—	(163)
Net proceeds from sale of assets and vacant facilities	3	103	4,861	2,640
Acquisition of property and equipment, net	(3,481)	(8,748)	(11,168)	(19,280)

Net cash provided by (used in) investing activities	52,584	(17,297)	355,018	(126,581)

Cash flows from financing activities:
Proceeds from issuance of common stock under stock option and employee stock purchase plans	14,944	24,375	56,320	66,918
Collection of notes receivable from issuance of common stock	—	1,287	650	1,436

Net cash provided by financing activities	14,944	25,662	56,970	68,354

Effect of exchange rate changes on cash	2,784	219	3,248	8

Net increase in cash and cash equivalents	118,024	49,717	535,046	44,865
Cash and cash equivalents at beginning of period	599,890	123,119	182,868	127,971

Cash and cash equivalents at end of period	$717,914	$172,836	$717,914	$172,836

* The amounts reflected for this line, for all periods presented, do not take into account the effects of the likely restatement.

Certain reclassifications have been made to the prior balances to conform to the current presentation.

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MERCURY INTERACTIVE CORPORATION

TABLE OF RECONCILIATION FROM GAAP TO NON-GAAP

(in thousands, except per share data)

(unaudited)

	Three months ended June 30,				Six months ended June 30,
	2005		2004		2005		2004
GAAP Net Income to Non-GAAP Net Income:
*GAAP net income	$18,629		$11,611		$50,068		$30519
Bonus program (Performant)	—		1,131		—		2,110
Excess facilities charge	—		9,178		—		9,178
Gain on sale of vacant facility	—		—		(328)		—
Gain on sale of available-for-sale investment	(4)		(336)		(4)		(336)
Gain on investment	—		—		(994)		—
Net loss (gain) on investments in non-consolidated companies and warrant	25		(60)		299		63
Stock-based compensation and amortization of intangible assets (Freshwater)	—		334		10		878
Stock-based compensation and amortization of intangible assets (Performant)	173		297		346		600
Stock-based compensation and amortization of intangible assets (Kintana)	3,137		3,160		6,279		6,332
*Stock-based compensation and amortization of intangible assets (other)	112		136		271		266
Amortization of intangible assets (Appilog)	492		—		984		—
Loss on other asset (Motive)	15,350		—		15,350		—
Loss on intangible asset (Allerez)	648		—		648		—
Special Committee investigation and SEC inquiry costs	902		—		902		—
*Provision for income taxes	(2,746)		(3,492)		(3,280)		(3,871)

Non-GAAP net income	$36,718		$21,959		$70,551		$45,739

Non-GAAP Net Income to Adjusted Non-GAAP Net Income for Diluted EPS Calculation:
Non-GAAP net income	$36,718		$21,959		$70,551		$45,739
Debt expense, net of tax	360		359		717		717

Adjusted Non-GAAP net income for diluted EPS calculation	$37,078		$22,318		$71,268		$46,456

GAAP Diluted EPS to Non-GAAP Diluted EPS:
*GAAP net income per share-diluted	$0.19		$0.11		$0.51		$0.29
Bonus program (Performant)	—		0.01		—		0.02
Excess facilities charge	—		0.09		—		0.09
Gain on sale of vacant facility	—		—		(0.00	)(1)	—
Gain on sale of available-for-sale investment	(0.00	)(1)	(0.00	)(1)	(0.00	)(1)	(0.00	)(1)
Gain on investment	—		—		(0.01)		—
Net loss (gain) on investments in non-consolidated companies and warrant	0.00	(1)	(0.00	)(1)	0.00	(1)	0.00	(1)
Stock-based compensation and amortization of intangible assets (Freshwater)	—		0.00	(1)	0.00	(1)	0.01
Stock-based compensation and amortization of intangible assets (Performant)	0.00	(1)	0.00	(1)	0.00	(1)	0.01
Stock-based compensation and amortization of intangible assets (Kintana)	0.03		0.03		0.06		0.06
*Stock-based compensation and amortization of intangible assets (other)	0.00	(1)	0.00	(1)	0.00	(1)	0.00	(1)
Amortization of intangible assets (Appilog)	0.00	(1)	—		0.01		—
Loss on other asset (Motive)	0.15		—		0.15		—
Loss on intangible asset (Allerez)	0.01		—		0.01		—
Special Committee investigation and SEC inquiry costs	0.01		—		0.01		—
*Provision for income taxes	(0.03)		(0.03)		(0.03)		(0.04)

Non-GAAP net income per share-diluted	$0.37	(2)	$0.21		$0.72	(2)	$0.43	(2)

(1) Amount is less than $0.005
(2) Amount does not foot due to rounding

GAAP Operating Margin to Non-GAAP Operating Margin:

*GAAP operating margin	9.0%		6.3%		13.3%		9.9%
Bonus program (Performant)	—		0.7%		—		0.7%
Excess facilities charge	—		5.8%		—		2.9%
Stock-based compensation and amortization of intangible assets (Freshwater)	—		0.2%		0.0	%(1)	0.3%
Stock-based compensation and amortization of intangible assets (Performant)	0.1%		0.2%		0.1%		0.2%
Stock-based compensation and amortization of intangible assets (Kintana)	1.5%		2.0%		1.5%		2.0%
*Stock-based compensation and amortization of intangible assets (other)	0.1%		0.1%		0.1%		0.1%
Amortization of intangible assets (Appilog)	0.2%		—		0.2%		—
Loss on other asset (Motive)	7.4%		—		3.8%		—
Loss on intangible asset (Allerez)	0.3%		—		0.2%		—
Special Committee investigation and SEC inquiry costs	0.4%		—		0.2%		—

Non-GAAP operating margin	19.0%		15.3%		19.4%		16.0	%(2)

(1)	Amount is less than 0.05%
(2)	Amount does not foot due to rounding

* The amounts reflected for this line, for all periods presented, do not take into account the effects of the likely restatement.